Media Contact:      Libby Hutchinson
                           1-800-228-9268
                           (206) 461-2484

Investor Contacts:   Doug Wisdorf
                            (206) 461-3805
                            JoAnn DeGrande                      April 20, 1999
                            (206) 461-3186               FOR IMMEDIATE RELEASE

         Washington Mutual Announces Increase In First-Quarter Earnings;
                 Board of Directors Increases Cash Dividend and
                      Authorizes Share Repurchase Program

     SEATTLE -- Washington Mutual, Inc. (NYSE: WM) announced today record first-quarter earnings of $444.1 million, up from $370.8 million one year ago. Diluted earnings per share were 76 cents, up 19 percent from 64 cents per share in the first quarter of 1998.

     Earnings from operations, excluding transaction-related charges, were $459.1 million or 79 cents per diluted share in the first quarter of 1999, up from $389.8 million or 68 cents per diluted share for the same period last year.

     As a result of Washington Mutual's first-quarter performance and continued strong capital position, the company's board of directors declared a cash dividend on the common stock of 24 cents per share, an increase from the previous quarter's cash dividend of 23 cents per share. Dividends on the common stock are payable May 14, 1999, to shareholders of record as of April 30, 1999.

     The board of directors also voted to authorize the company to acquire, from time to time, up to 20 million shares of Washington Mutual's outstanding common stock. (See related press release that follows.)

     "Washington Mutual's first-quarter results reflect our ability to profitably grow the company by adding new customers and creating additional account relationships with existing households," said Kerry Killinger, the company's chairman, president and chief executive officer.

                                    - more -

Washington Mutual - 2

     The quarter's financial highlights, on an operating basis, included a return on average common equity of 19.35 percent, an improved efficiency ratio of 46.01 percent, and 16 percent increase in first quarter earnings per share, year over year. "Despite our continued growth and profitability, the relatively flat yield curve has made it challenging to fully deploy our capital profitably," Killinger said. "Consequently, we believe a share repurchase is an appropriate use of our capital at the present time and should benefit our shareholders."

FIRST-QUARTER RESULTS

     On Feb. 13, 1998, H.F. Ahmanson & Co. completed its acquisition of Coast Savings, in a transaction accounted for as a purchase. Accordingly, all 1998 figures for the company in this release include only a partial quarter's worth of Coast's operating results.

Net Interest And Other Income

     A larger base of interest-earning assets helped produce net interest income of $1.13 billion for the first quarter of 1999, up 6 percent from $1.06 billion a year earlier. Killinger said that while Washington Mutual's loan origination capability remains strong, the interest rate environment has inhibited growth in the company's loan portfolio. As a result, the company continued to implement its interim strategy of purchasing mortgage-backed securities in the first quarter.

     The spread during the quarter was 2.60 percent, compared with 2.74 percent for the same period last year. The margin was 2.79 percent in the most recent quarter versus 2.91 percent for first quarter 1998.

     Total other income increased to $352.1 million, up from $264.4 million in last year's first quarter. An increase in checking accounts, year over year, increased depositor and other retail banking fees to $163.4 million in the most recent quarter, up from $119.5 million a year earlier. The company added more than 93,000 net new checking accounts during the first quarter of 1999.

     Washington Mutual continues to make progress in re-mixing its deposit base by replacing time deposits with lower-cost transaction accounts. At March 31, 1999, transaction account balances, including checking, savings and money market deposits, represented 50 percent of total deposits, compared with 49 percent at the end of 1998, and 41 percent at the end of the first quarter of 1998.

                                    - more -

Washington Mutual - 3

Loan Originations

     The  company's  growing  franchise,   relatively  low  interest  rates  and
generally healthy regional economies led to total loan originations of $11.86 billion for the quarter, up 9 percent from $10.84 billion a year ago.

     Single-family residential loan originations (excluding residential construction) were $9.67 billion, up from $8.62 billion one year ago. Of the first quarter SFR originations, 54 percent were adjustable-rate mortgages, an improvement from 39 percent for the same period in 1998 and 41 percent in the fourth quarter last year.

     Originations of loans other than single-family residential loans, which included consumer, commercial and residential construction loans, totaled $2.19 billion for the most recent quarter, comparable with the first quarter of 1998.

Efficiency Ratio

     Growth in revenues and the company's continued integration of its recent mergers improved Washington Mutual's overall efficiency, Killinger noted. The company's efficiency ratio (defined as other expenses, excluding amortization of intangible assets arising from acquisitions, as a percentage of net interest income and other income) improved to 47.62 percent, as compared with 49.16 for the first quarter of 1998. Excluding transaction-related charges for both periods, the operating efficiency ratio was 46.01 percent versus 46.76 percent a year ago. Higher revenues more than offset the additional expenses required to support Washington Mutual's growth during the past year.

     "As a growth company, Washington Mutual is committed to being among the industry leaders in operating efficiency," Killinger said. "We anticipate additional improvement in our efficiency ratio as 1999 progresses, particularly during the second half of the year after the operations of Ahmanson are fully combined with ours."

Credit Quality

     Credit quality remained strong during the quarter. "Consistent with our goal of maintaining solid credit quality, we continue to apply our underwriting standards with the long-term goal of keeping the ratio of nonperforming assets to total assets below 1 percent," Killinger said.



                                    - more -

Washington Mutual - 4

     Total nonperforming assets were $1.18 billion at March 31, 1999, compared with $1.21 billion at Dec. 31, 1998. Nonperforming assets were 0.68 percent of total assets, compared with 0.73 percent at Dec. 31, 1998.

     In the quarter, the company made a $41.7 million provision for loan losses, versus $50.0 million for the same period in the previous year. Net loan charge offs were $45.0 million, compared with $51.7 million a year earlier. In addition, the company took $5.1 million as a provision for recourse liability in the first quarter of this year, as compared with $15.2 million for the same period one year ago. At March 31, 1999, loan loss reserves and the reserve for recourse liability totaled $1.20 billion, and represented 134 percent of nonaccrual loans.

Assets, Stockholders' Equity and Capital Ratios

     Consolidated  assets at March  31,  1999,  were  $174.30  billion,  up from
$165.49 billion at Dec. 31, 1998. Total deposits declined, primarily in time deposits, to $84.20 billion, from $85.49 billion at the end of 1998. Stockholders' equity at March 31, 1999, was $9.61 billion, or 5.51 percent of assets, and capital ratios of the company's banking subsidiaries continued to exceed the FDIC's requirements for classification as "well-capitalized," the highest regulatory standard.

Commercial Banking, Consumer Finance and Financial Services

     For the quarter, at Western Bank, the company's commercial banking division, average loan balances increased 28 percent to $1.7 billion, as compared with $1.3 billion for the same period one year ago. Average deposit balances grew by 22 percent to $ 1.3 billion, versus $1.0 billion for the first quarter of 1998.

     Aristar, Inc., the holding company for Washington Mutual's consumer finance group, reported first quarter net income of $14.9 million, versus $12.7 million for the same period one year ago. Net loans outstanding were $2.5 billion at the end of the first quarter of 1999, up from $2.2 billion at Mar. 31, 1998.



                                    - more -

Washington Mutual - 5

     The company's financial services subsidiaries increased securities and insurance fees and commissions to $70.2 million for the first quarter, as compared with $59.6 million for the same period one year ago.

Company Updates

     In March, Washington Mutual entered into a strategic alliance with Internet mortgage aggregator, Keystroke Financial, Inc. of Seattle. The agreement will enable the company to use Keystroke's online mortgage lending technology on Washington Mutual's web site. It is anticipated that online mortgage applications will be available at www.wamu.com by the end of the third quarter. In addition, Washington Mutual will be among the featured lenders on Keystroke's web site.

     During the weekend of February 20, Washington Mutual successfully completed the deposit conversion at 48 Texas branches. Those locations officially began operating under the Washington Mutual name on Monday, Feb. 22. The Texas conversion was the first of a three-phased initiative to convert all former Ahmanson branches to the Washington Mutual system. Locations in Northern and Central California will convert later this month, followed by the Southern California conversion in May.

     As part of the systems conversions, the company will consolidate 162 branches in California. In addition, Ahmanson's operational and administrative centers in Irwindale and the City of Industry, Calif., and St. Louis, Mo. will be consolidated into Washington Mutual by the end of the third quarter.

     As of Jan. 1, the company had completed its Year 2000 testing of all internal "mission-critical" systems and all testing criteria were met. The company's Y2K initiative remains on schedule to continue end-to-end testing of the "mission-critical" internal systems through the first half of this year.


                                    - more -

Washington Mutual - 6

Outlook

     "Washington Mutual's operating fundamentals are in excellent shape and our company is well positioned for further growth and profitability in 1999 and beyond," Killinger said. "We are committed to our strategy of profitably expanding all areas of our business and to doing so with ever increasing efficiency."

     With a history dating back to 1889, Washington Mutual is a financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses.

     At March 31, 1999, Washington Mutual and its subsidiaries had consolidated assets of $174.3 billion. The company operates more than 2,000 offices throughout the nation.

                                      # # #

     Editor's  Note:  Washington  Mutual's  press  releases are  available at no charge through the company's News On Demand Plus System. For a menu of Washington Mutual press releases or to retrieve a specific release, call 1-800-329-6236. On the Internet, press releases may be accessed at http://www.businesswire.com/cnn/wm.htm

                             Washington Mutual, Inc.
                        Consolidated Statements of Income
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                                         Quarter Ended
                                                                                                            Mar. 31,
----------------------------------------------------------------------------------------------------------------------------
                                                                                                       1999            1998
----------------------------------------------------------------------------------------------------------------------------
Interest Income
  Loans                                                                                          $2,028,502      $1,990,197
  Available-for-sale securities                                                                     539,012         380,593
  Held-to-maturity securities                                                                       247,377         316,043
  Other interest income                                                                              39,227          40,403
----------------------------------------------------------------------------------------------------------------------------
    Total interest income                                                                         2,854,118       2,727,236
Interest Expense
  Deposits                                                                                          813,627         903,796
  Borrowings                                                                                        913,296         763,138
----------------------------------------------------------------------------------------------------------------------------
    Total interest expense                                                                        1,726,923       1,666,934
----------------------------------------------------------------------------------------------------------------------------
      Net interest income                                                                         1,127,195       1,060,302
Provision for loan losses                                                                            41,700          49,975
----------------------------------------------------------------------------------------------------------------------------
      Net interest income after provision for loan losses                                         1,085,495       1,010,327
Other Income
  Depositor and other retail banking fees                                                           163,417         119,480
  Securities fees and commissions                                                                    59,522          46,785
  Insurance fees and commissions                                                                     10,670          12,791
  Loan servicing income                                                                              26,031          32,347
  Loan related income                                                                                26,547          25,091
  Mortgage banking income                                                                            38,362          27,048
  Gain on sale of other assets                                                                       11,933           1,147
  Provision for recourse liability                                                                   (5,142)        (15,205)
  Other operating income                                                                             20,804          14,878
----------------------------------------------------------------------------------------------------------------------------
    Total other income                                                                              352,144         264,362
Other Expense
  Salaries and employee benefits                                                                    301,609         291,231
  Occupancy and equipment                                                                           134,904         120,217
  Telecommunications and outsourced information services                                             70,064          59,561
  Regulatory assessments                                                                             15,363          16,256
  Transaction-related expense                                                                        23,802          31,809
  Amortization of intangible assets                                                                  25,373          23,584
  Foreclosed asset expense                                                                            1,598           8,883
  Other operating expense                                                                           157,154         123,204
----------------------------------------------------------------------------------------------------------------------------
    Total other expense                                                                             729,867         674,745
----------------------------------------------------------------------------------------------------------------------------
      Income before income taxes                                                                    707,772         599,944
Income taxes                                                                                        263,654         229,170
----------------------------------------------------------------------------------------------------------------------------
Net Income                                                                                         $444,118        $370,774
============================================================================================================================
Net Income Attributable to Common Stock                                                            $444,118        $362,050
============================================================================================================================

Net income per common share:
   Basic                                                                                              $0.76           $0.66
   Diluted                                                                                             0.76            0.64


                             Washington Mutual, Inc.
                         Selected Financial Information
                             (dollars in thousands)
                                   (unaudited)

                                                                                                          Quarter Ended
                                                                                                             Mar. 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                        1999            1998
-----------------------------------------------------------------------------------------------------------------------------
Data Used To Compute Per Share Amounts
  Net income                                                                                        $444,118        $370,774
  Preferred stock dividends:
    Nonconvertible                                                                                         -          (4,468)
    Convertible                                                                                            -          (4,256)
-----------------------------------------------------------------------------------------------------------------------------
  Net income attributable to basic common stock                                                     $444,118        $362,050
=============================================================================================================================

  Net income                                                                                        $444,118        $370,774
  Preferred stock dividends, nonconvertible                                                                -          (4,468)
-----------------------------------------------------------------------------------------------------------------------------
  Net income attributable to diluted common stock                                                   $444,118        $366,306
=============================================================================================================================

  Average common shares used to calculate earnings per share:
    Basic                                                                                        581,939,740     545,115,410
    Common stock equivalents                                                                       2,640,443      24,216,786
-----------------------------------------------------------------------------------------------------------------------------
    Diluted                                                                                      584,580,183     569,332,196

Financial Ratios
    Return on average assets                                                                           1.08%           0.99%
    Return on average equity                                                                           18.72           18.10
    Return on average common equity                                                                    18.72           18.28
    Efficiency ratio:
       Including amortization of intangible assets                                                     49.34           50.94
       Excluding amortization of intangible assets                                                     47.62           49.16

Weighted Average Interest Rates
  Yield on loans                                                                                       7.43%           7.82%
  Yield on mortgage-backed securities ("MBS")                                                           6.78            7.26
  Yield on investment securities                                                                        5.56            6.13
-----------------------------------------------------------------------------------------------------------------------------
    Yield on interest-earning assets                                                                    7.20            7.63

  Cost of deposits                                                                                      3.91            4.25
  Cost of borrowings                                                                                    5.44            5.96
-----------------------------------------------------------------------------------------------------------------------------
    Cost of interest-bearing liabilities                                                                4.60            4.89

    Net interest spread                                                                                 2.60            2.74
    Net interest margin                                                                                 2.79            2.91

Average Balances
  Loans                                                                                         $109,289,268    $101,912,526
  MBS                                                                                             45,765,022      37,234,969
  Investment securities                                                                            3,606,580       4,041,704
-----------------------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                                                                158,660,870     143,189,199

  Deposits                                                                                        84,289,648      86,293,066
  Borrowings                                                                                      68,015,000      51,900,360
-----------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities                                                           152,304,648     138,193,426

  Total assets                                                                                   164,220,074     149,137,681
  Stockholders' equity                                                                             9,488,284       8,194,071


                             Washington Mutual, Inc.
                 Consolidated Statements of Financial Condition
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                               Mar. 31, 1999   Dec. 31, 1998
----------------------------------------------------------------------------------------------------------------------------
Assets
  Cash                                                                                           $1,856,741      $2,695,454
  Cash equivalents                                                                                   51,179          61,520
  Trading securities                                                                                 29,757          39,068
  Available-for-sale securities:
      Mortgage-backed securities ("MBS")                                                         41,425,579      32,399,591
      Investment securities                                                                         574,118         517,462
  Held-to-maturity securities:
      MBS                                                                                        14,663,994      13,992,235
      Investment securities                                                                         137,918         137,247
  Loans:
      Loans held in portfolio                                                                   107,942,189     107,612,197
      Loans held for sale                                                                         1,171,720       1,826,549
      Reserve for loan losses                                                                    (1,069,719)     (1,067,840)
----------------------------------------------------------------------------------------------------------------------------
        Total loans                                                                             108,044,190     108,370,906
  Investment in Federal Home Loan Banks ("FHLBs")                                                 2,207,034       2,030,027
  Foreclosed assets                                                                                 287,154         274,767
  Premises and equipment                                                                          1,439,547       1,421,162
  Intangible assets                                                                                 980,233       1,009,666
  Mortgage servicing rights                                                                         482,873         461,295
  Other assets                                                                                    2,114,735       2,082,881
============================================================================================================================
       Total assets                                                                            $174,295,052    $165,493,281
============================================================================================================================

Liabilities
  Deposits:
     Checking accounts                                                                         $ 13,079,328    $ 13,460,731
     Savings accounts and money market deposit accounts                                          29,381,930      28,285,868
     Time deposit accounts                                                                       41,718,368      43,745,542
----------------------------------------------------------------------------------------------------------------------------
       Total deposits                                                                            84,179,626      85,492,141
  Federal funds purchased and commercial paper                                                    2,424,302       2,482,830
  Securities sold under agreements to repurchase                                                 24,483,163      17,519,538
  Advances from FHLBs                                                                            42,775,203      39,748,613
  Other borrowings                                                                                4,613,294       5,449,508
  Other liabilities                                                                               6,209,938       5,456,251
----------------------------------------------------------------------------------------------------------------------------
       Total liabilities                                                                        164,685,526     156,148,881
Stockholders' Equity                                                                              9,609,526       9,344,400
============================================================================================================================
       Total liabilities and stockholders' equity                                              $174,295,052    $165,493,281
============================================================================================================================

Common shares outstanding at end of period                                                      594,566,383     593,408,525
Book value per common share                                                                          $16.50          $16.07
Tangible book value per common share                                                                  15.15           14.66

Full-time equivalent employees at end of period                                                      28,363          27,330


                             Washington Mutual, Inc.
                         Selected Financial Information
                (dollars in thousands, except per share amounts)
                                   (unaudited)

     Note: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.

                                                                                          Quarter Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                                Mar. 31,       Dec. 31,      Sept. 30,       June 30,     Mar. 31,
                                                                    1999           1998           1998           1998         1998
-----------------------------------------------------------------------------------------------------------------------------------
Reported Financial Results
  Net income                                                    $444,118       $157,087       $560,470       $398,601     $370,774
  Net income per diluted common share                              $0.76          $0.27          $0.96          $0.68        $0.64

  Financial ratios on reported financial results:
    Return on average assets                                       1.08%          0.39%          1.44%          1.02%        0.99%
    Return on average equity                                       18.72           6.61          23.95          18.02        18.10
    Return on average common equity                                18.72           6.61          24.00          18.08        18.28
    Efficiency ratio (excluding amortization of intangible assets) 47.62          80.53          41.88          49.43        49.16


Earnings from Operations
  Reported pretax income                                        $707,772       $212,587       $909,968       $646,958     $599,944
  Transaction/transition-related expense                          23,802        472,549  (1)    20,465         24,473       31,809
-----------------------------------------------------------------------------------------------------------------------------------
    Adjusted pretax income                                       731,574        685,136        930,433        671,431      631,753
  Provision for income tax benefit                               272,521        255,185        357,152        257,698      241,976
-----------------------------------------------------------------------------------------------------------------------------------
    Earnings from operations                                    $459,053       $429,951       $573,281       $413,733     $389,777
===================================================================================================================================

  Earnings per diluted common share:
    Reported net income                                            $0.76          $0.27          $0.96          $0.68        $0.64
    Transaction/transition-related expense                          0.03           0.47  (1)      0.02           0.02         0.04
-----------------------------------------------------------------------------------------------------------------------------------
    Earnings from operations                                       $0.79          $0.74          $0.98          $0.70        $0.68
===================================================================================================================================

  Financial ratios on earnings from operations:
    Return on average assets                                       1.12%          1.08%          1.48%          1.06%        1.05%
    Return on average equity                                       19.35          18.09          24.49          18.70        19.03
    Return on average common equity                                19.35          18.09          24.55          18.77        19.23
    Efficiency ratio (excluding amortization of intangible assets) 46.01          46.77          40.65          47.71        46.76

Amortization of Intangible Assets
  Total amortization of intangible assets during the period      $25,373        $26,693        $27,734        $26,241      $23,584
   Tax benefit (2)                                                 5,093          4,933          5,192          4,912        4,415
-----------------------------------------------------------------------------------------------------------------------------------
  Amortization of intangible assets, net of tax benefit          $20,280        $21,760        $22,542        $21,329      $19,169
===================================================================================================================================

     (1) Fourth quarter 1998 consisted of transaction/transition-related expense and other charges associated with the completion of the Ahmanson merger. The tax rate on these items was consistent with the company's tax rate of 37.25% for the full year.

     (2) A tax benefit was included on approximately 53% (1999) and 48% (1998) of the amortization of intangible assets.


                             Washington Mutual, Inc.
                         Selected Financial Information
                                   (unaudited)

                                                                   Mar. 31,      Dec. 31,    Sept. 30,     June 30,     Mar. 31,
                                                                       1999          1998         1998         1998         1998
---------------------------------------------------------------------------------------------------------------------------------
Capital Adequacy
  Stockholders' equity/total assets                                   5.51%         5.65%        5.93%        5.75%         5.44%
  Common stockholders' equity/total assets                             5.51          5.65         5.93         5.72         5.40
  Tangible stockholders' equity/total tangible assets                  5.09          5.18         5.42         5.22         4.89
  Tangible stockholders' equity (including trust preferred
    securities)/total tangible assets                                  5.63          5.75         6.01         5.82         5.49



Retail Checking Accounts (1)
    WMB and WMBfsb                                                  940,842       908,077      874,516      833,467      799,447
    WMB, FA                                                       3,064,763     3,003,925    2,950,684    2,997,227    2,974,762
---------------------------------------------------------------------------------------------------------------------------------
      Total retail checking accounts                              4,005,605     3,912,002    3,825,200    3,830,694    3,774,209
=================================================================================================================================

Retail Checking Account Activity (1)
  Net accounts opened during the quarter:
    WMB and WMBfsb                                                   32,765        33,561       41,049       34,020       33,056
    WMB, FA                                                          60,838        53,241       13,903       22,465       69,121
---------------------------------------------------------------------------------------------------------------------------------
  Net new retail checking accounts                                   93,603        86,802       54,952       56,485      102,177
=================================================================================================================================

  Accounts acquired (sold) during the quarter (2)                         -             -      (60,446)           -      322,783

     (1) Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar volume.

     (2) Coast Savings Financial, Inc. was acquired during first quarter 1998 and the east coast Florida branches of Home Savings were sold during third quarter 1998.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                           Quarter Ended
------------------------------------------------------------------------------------------------------------------------------
                                                        Mar. 31,      Dec. 31,       Sept. 30,       June 30,        Mar. 31,
                                                            1999          1998            1998           1998            1998
------------------------------------------------------------------------------------------------------------------------------
Loan Originations
  Single-family residential ("SFR"):
    Adjustable rate ("ARMs")                           $ 5,174.5     $ 5,282.7       $ 4,598.7      $ 5,131.5       $ 3,329.9
    Fixed rate                                           4,495.5       7,586.0         5,062.4        5,591.8         5,286.6
  SFR - construction                                       380.6         446.0           494.9          505.2           302.2
  Manufactured housing                                      50.4          59.7            83.8           81.9            55.5
  Second mortgage and other consumer                       572.9         569.1           755.8          850.8           639.6
  Commercial business                                      298.4         262.6           224.8          276.3           247.9
  Apartment buildings                                      324.7         488.8           606.5          552.7           366.8
  Other commercial real estate                              58.9         165.1            97.6          109.5            99.5
  Consumer finance                                         499.9         670.4           725.0          568.3           513.6
------------------------------------------------------------------------------------------------------------------------------
     Total loan originations                           $11,855.8     $15,530.4       $12,649.5      $13,668.0       $10,841.6
==============================================================================================================================

  As a percentage of total loan originations:
    SFR, excluding SFR construction                          82%           83%             76%            78%             79%
    All other                                                 18            17              24             22              21



                                                                              Quarter Ended March 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                    1999                                           1998
-----------------------------------------------------------------------------------------------------------------------------
                                         Amount      % of category    % of total    Amount       % of category    % of total
-----------------------------------------------------------------------------------------------------------------------------
SFR Loan Originations
  Short-term ARMs:
     MTA                               $1,946.4             94%           20%        $1,154.2            66%             13%
     COFI                                 125.7               6             2           361.2             21               4
     CMT                                      -               -             -           133.5              8               2
     Other                                  5.5               *             *            86.8              5               1
-----------------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs            2,077.6            100%            22         1,735.7           100%              20
  Medium-term ARMs:
     MTA                                3,096.7            100%            32         1,002.9            63%              12
     CMT                                    0.1              *             *            408.9             26               5
     Other                                  0.1              *             *            182.4             11               2
-----------------------------------------------------------------------------------------------------------------------------
       Total medium-term ARMs           3,096.9            100%            32         1,594.2           100%              19
  Fixed-rate mortgages                  4,495.5                            46         5,286.6                             61
-----------------------------------------------------------------------------------------------------------------------------
       Total SFR loan originations     $9,670.0                          100%        $8,616.5                           100%
=============================================================================================================================
*  Less than 1%.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                Change from
                                              Dec. 31, 1998        Mar. 31,      Dec. 31,     Sept. 30,     June 30,      Mar. 31,
                                            to Mar. 31, 1999           1999          1998          1998         1998         1998
----------------------------------------------------------------------------------------------------------------------------------
Loans and MBS by Property Type
 Loans held in portfolio:
     SFR                                            $ 417.2       $79,692.4     $79,275.2     $77,409.9    $76,457.0    $75,638.6
     SFR - construction                               (17.4)        1,002.7       1,020.1         973.7        925.6        874.1
     Manufactured housing, second mortgage
       and other consumer                             (56.4)        5,421.9       5,478.3       5,575.0      5,514.6      5,319.6
     Commercial business                               19.9         1,149.2       1,129.3       1,076.7      1,018.7        885.6
     Apartment buildings                              (44.6)       14,514.1      14,558.7      14,733.1     14,786.1     14,935.1
     Other commercial real estate                     (39.7)        3,536.5       3,576.2       3,628.6      3,774.7      3,856.8
     Consumer finance                                  51.0         2,625.4       2,574.4       2,433.2      2,319.0      2,271.7
----------------------------------------------------------------------------------------------------------------------------------
  Total loans held in portfolio                       330.0       107,942.2     107,612.2     105,830.2    104,795.7    103,781.5
  Loans securitized and retained as MBS                16.4        25,541.0      25,524.6      27,789.1     29,702.4     31,111.7
----------------------------------------------------------------------------------------------------------------------------------
     Total loans held in portfolio and loans
        securitized and retained as MBS               346.4       133,483.2     133,136.8     133,619.3    134,498.1    134,893.2
  Loans held for sale                                (654.8)        1,171.7       1,826.5       1,668.6      1,570.0      2,162.4
  Less: reserve for loan losses                        (1.9)       (1,069.7)     (1,067.8)     (1,151.5)    (1,156.3)    (1,153.9)
----------------------------------------------------------------------------------------------------------------------------------
     Total loans and loans securitized and
        retained as MBS                              (310.3)      133,585.2     133,895.5     134,136.4    134,911.8    135,901.7
  Purchased MBS                                     9,681.4        30,548.6      20,867.2      14,394.8     10,830.5     10,849.1
----------------------------------------------------------------------------------------------------------------------------------
     Total loans and MBS                           $9,371.1      $164,133.8    $154,762.7    $148,531.2   $145,742.3   $146,750.8
==================================================================================================================================

Change in Loans and Loans Securitized
 and Retained as MBS
  Loans held in portfolio:
     Loans originated                                              $8,962.6    $ 10,110.4      $8,466.9     $8,999.1     $6,323.0
     Loans purchased or acquired (1)                                1,300.8       1,329.2       1,043.4        617.1      6,064.6
     Loans securitized                                             (1,810.2)            -             -       (509.9)      (244.6)
     Loans sold                                                        (9.5)        (23.6)         (6.1)       (10.0)        (8.5)
     Loan payments and other                                       (8,113.7)     (9,634.0)     (8,469.7)    (8,082.1)    (5,883.8)
----------------------------------------------------------------------------------------------------------------------------------
  Change in loans held in portfolio                                   330.0       1,782.0       1,034.5      1,014.2      6,250.7
  Change in loans securitized and retained as MBS                      16.4      (2,264.5)     (1,913.3)    (1,409.3)     1,340.6
----------------------------------------------------------------------------------------------------------------------------------
     Change in loans held in portfolio and loans
       securitized and retained as MBS                                346.4        (482.5)       (878.8)      (395.1)     7,591.3
  Loans held for sale:
     Loans originated                                               2,893.2       5,420.0       4,182.6      4,668.9      4,518.6
     Loans sold                                                    (3,548.0)     (5,262.1)     (4,084.0)    (5,261.3)    (3,497.6)
----------------------------------------------------------------------------------------------------------------------------------
  Change in loans held for sale                                      (654.8)        157.9          98.6       (592.4)     1,021.0
  Change in reserve for loan losses                                    (1.9)         83.7           4.8         (2.4)      (106.1)
----------------------------------------------------------------------------------------------------------------------------------
     Total change in loans and loans securitized
       and retained as MBS                                         $ (310.3)     $ (240.9)     $ (775.4)    $ (989.9)    $8,506.2
==================================================================================================================================

     As a percentage of total loans and loans securitized
        and retained as MBS at beginning of quarter                    (0.2)%        (0.2)%        (0.6)%       (0.7)%       6.7%
     As a percentage of total assets at beginning of quarter           (0.2)         (0.2)         (0.5)        (0.6)         5.9


     (1) First quarter 1998 includes acquisition of $6.04 billion in loans from Coast Savings.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                       Change from
                                                      Dec. 31, 1998
                                                     to Mar. 31, 1999          Mar. 31, 1999                 Dec. 31, 1998
-------------------------------------------------------------------------------------------------------------------------------
                                                                            Amount      % of total         Amount    % of total
-------------------------------------------------------------------------------------------------------------------------------
Real Estate Loans and MBS
  Short-term ARMs:
     COFI                                                 $ (2,699.4)    $73,673.9             47%      $76,373.3         52%
     MTA                                                     1,020.1       9,751.3               6        8,731.2           6
     CMT                                                      (431.2)      4,781.8               3        5,213.0           3
     Other                                                    (633.5)      6,518.3               4        7,151.8           5
------------------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs                                (2,744.0)     94,725.3              60       97,469.3          66
  Medium-term ARMs:
     MTA                                                     3,551.7      15,625.1              10       12,073.4           8
     CMT                                                      (490.9)      3,830.6               2        4,321.5           3
     COFI                                                     (152.8)        736.4               1          889.2           1
     Other                                                    (277.8)      1,955.8               1        2,233.6           1
------------------------------------------------------------------------------------------------------------------------------
       Total medium-term ARMs                                2,630.2      22,147.9              14       19,517.7          13
  Fixed-rate loans held in portfolio                         1,389.1      15,615.8              11       14,226.7          11
  Fixed-rate loans held for sale                              (654.8)      1,171.7               1        1,826.5           1
  Fixed-rate MBS                                             8,738.0      22,346.2              14       13,608.2           9
------------------------------------------------------------------------------------------------------------------------------
       Total real estate loans and MBS                     $ 9,358.5    $156,006.9            100%     $146,648.4        100%
==============================================================================================================================




Loans Serviced for Others                                  $ 1,959.6     $53,697.3                      $51,737.7
==============================================================================================================================


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                  Mar.  31,     Dec.  31,      Sept.  30,     June 30,  Mar. 31,
                                                                       1999          1998            1998         1998      1998
---------------------------------------------------------------------------------------------------------------------------------
Reserve for Loan Losses
  Balance, beginning of quarter                                    $1,067.8      $1,151.5        $1,156.3     $1,153.9  $1,047.8
  Provision for loan losses                                            41.7          33.2            34.4         44.4      50.0
  Reserves added through business combinations                            -           0.1               -            -     107.8
  Reserves transferred to recourse liability                           (7.5)        (73.6)           (0.8)           -         -
  Reserves transferred from other liabilities                          12.7             -               -            -         -
  Loans charged off:
    SFR and SFR construction                                          (11.1)        (13.6)          (13.5)       (17.1)    (22.0)
    Manufactured housing, second mortgage and
      other consumer                                                  (13.4)         (8.1)           (7.3)        (9.1)     (9.2)
    Commercial business                                                (2.5)         (1.2)           (1.4)        (1.4)     (1.3)
    Commercial real estate                                             (3.9)         (6.6)           (5.8)        (9.2)     (9.8)
    Consumer finance                                                  (23.8)        (24.5)          (21.9)       (21.6)    (22.1)
---------------------------------------------------------------------------------------------------------------------------------
      Total loans charged off                                         (54.7)        (54.0)          (49.9)       (58.4)    (64.4)
  Recoveries of loans previously charged off:
    SFR and SFR construction                                            2.1           3.9             5.9          5.6       3.1
    Manufactured housing, second mortgage and
      other consumer                                                    0.6           0.4             0.5          0.5       0.5
    Commercial business                                                 0.2           0.5             0.2          0.1       0.1
    Commercial real estate                                              2.7           2.2             1.2          5.5       4.7
    Consumer finance                                                    4.1           3.6             3.7          4.7       4.3
---------------------------------------------------------------------------------------------------------------------------------
      Total recoveries of loans previously charged off                  9.7          10.6            11.5         16.4      12.7
---------------------------------------------------------------------------------------------------------------------------------
         Net charge offs                                              (45.0)        (43.4)          (38.4)       (42.0)    (51.7)
---------------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                          $1,069.7      $1,067.8        $1,151.5     $1,156.3  $1,153.9
=================================================================================================================================

  Specific and allocated reserves:
    Commercial real estate                                            $95.5       $ 133.1         $ 133.5      $ 136.8   $ 145.5
    Commercial business                                                 8.4           9.7             9.0          9.3       5.2
    Builder construction                                                0.8           0.9             0.9          1.9       2.0
---------------------------------------------------------------------------------------------------------------------------------
      Total specific and allocated reserves                           104.7         143.7           143.4        148.0     152.7
  Unallocated reserves                                                965.0         924.1         1,008.1      1,008.3   1,001.2
---------------------------------------------------------------------------------------------------------------------------------
      Total reserve for loan losses                                $1,069.7      $1,067.8        $1,151.5     $1,156.3  $1,153.9
=================================================================================================================================

  Reserve for loan losses as a percentage of:
      Nonaccrual loans                                                 119%          114%            114%         107%      103%
      Nonperforming assets                                               90            88              89           83        78

Changes in the liability for losses on loans securitized with recourse and retained or sold, included in "other liabilities," were as follows:

Recourse Liability
  Balance, beginning of quarter                                      $144.3        $ 72.6           $74.0        $77.7     $80.2
  Transfer of reserve on HTM REMIC securities                         (22.5)            -               -            -         -
  Transfer from reserve for loan losses                                 7.5          73.6             0.8            -         -
  Charge offs, net of provision for losses                             (1.3)         (1.9)           (2.2)        (3.7)     (2.5)
---------------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                            $128.0        $144.3           $72.6        $74.0     $77.7
=================================================================================================================================

The total loss coverage represents the reserve for loan losses and recourse liability as a percentage of nonaccrual loans:

  Total loss coverage percentage                                       134%          129%            121%         114%      110%


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                  Mar.  31,     Dec.  31,      Sept.  30,    June 30,     Mar. 31,
                                                                       1999          1998            1998        1998         1998
-----------------------------------------------------------------------------------------------------------------------------------
Nonperforming Assets ("NPAs")
  Nonaccrual loans:
    SFR and SFR construction                                        $ 733.2       $ 761.4         $ 849.0     $ 909.5      $ 940.0
    Manufactured housing, second mortgage and
      other consumer                                                   45.9          39.0            36.5        28.9         27.3
    Commercial business                                                 7.0           7.4             3.0         2.1          2.5
    Apartment buildings and other commercial real estate               57.1          76.7            68.4        86.8        105.5
    Consumer finance                                                   52.7          53.4            55.0        51.1         48.7
-----------------------------------------------------------------------------------------------------------------------------------
       Total nonaccrual loans                                         895.9         937.9         1,011.9     1,078.4      1,124.0
  Foreclosed assets:
    SFR and SFR construction                                          220.5         215.2           215.7       233.7        279.0
    Manufactured housing, second mortgage and
      other consumer                                                   12.2          10.5            10.4         8.7          6.8
    Apartment buildings and other commercial real estate               52.0          46.4            53.0        73.3         69.8
    Consumer finance                                                    2.5           2.7             2.0         2.0          2.0
    Reserve for losses on foreclosed assets                               -             -               -        (3.1)        (3.1)
-----------------------------------------------------------------------------------------------------------------------------------
       Net foreclosed assets                                          287.2         274.8           281.1       314.6        354.5
-----------------------------------------------------------------------------------------------------------------------------------
       Total NPAs                                                  $1,183.1      $1,212.7        $1,293.0    $1,393.0     $1,478.5
===================================================================================================================================

  NPAs by property type:
    SFR and SFR construction                                        $ 953.7       $ 976.6        $1,064.7    $1,143.2     $1,219.0
    Manufactured housing, second mortgage and
      other consumer                                                   58.1          49.5            46.9        37.6         34.1
    Commercial business                                                 7.0           7.4             3.0         2.1          2.5
    Apartment buildings                                                59.5          70.3            80.9       101.7         98.1
    Other commercial real estate                                       49.6          52.8            40.5        58.4         77.2
    Consumer finance                                                   55.2          56.1            57.0        53.1         50.7
    Reserve for losses on foreclosed assets                               -             -               -        (3.1)        (3.1)
-----------------------------------------------------------------------------------------------------------------------------------
       Total NPAs                                                  $1,183.1      $1,212.7        $1,293.0    $1,393.0     $1,478.5
===================================================================================================================================

  NPAs as a percentage of :
    Total loans                                                       1.10%         1.12%           1.22%       1.32%        1.41%
    Total assets                                                       0.68          0.73            0.81        0.89         0.94
